Exhibit 99.1

FOR IMMEDIATE RELEASE
POOL CORPORATION REPORTS SECOND QUARTER RESULTS
AND UPDATES ANNUAL EARNINGS GUIDANCE RANGE

Highlights

•Net sales increased 1% from Q2 2024 to $1.8 billion, supported by strong execution of strategic initiatives
•Achieved Q2 2025 gross margin of 30.0%
•Operating income of $272.7 million, a $1.2 million increase, resulting in an operating margin of 15.3%
•Q2 2025 diluted EPS increased 4% from Q2 2024 to $5.17
•Updates annual earnings guidance range to $10.80 - $11.30 per diluted share
______________________

COVINGTON, LA. (July 24, 2025) – Pool Corporation (Nasdaq/GSM:POOL) today reported results for the second quarter of 2025 and updated its annual earnings guidance.
“During the second quarter of 2025, we saw sales expansion, reflecting continued growth in maintenance products and improving trends on discretionary spending, and celebrated the opening of our 450th sales center. We remain focused on prioritizing our strategic initiatives through providing an outstanding customer experience and advancing our technology investments, positioning the business for sustained success,” commented Peter D. Arvan, president and CEO.

Second quarter ended June 30, 2025 compared to the second quarter ended June 30, 2024
Net sales increased 1% in the second quarter of 2025. Our second quarter sales benefited from continued strength in maintenance products, including sales of our private-label chemical products, and year-over-year improvement in sales of discretionary products, such as building materials.
Gross profit increased $5.0 million while gross margin was sustained at 30.0% compared to the same period of 2024. Our strong value proposition and supply chain efforts supported our current year gross margin during the quarter, which also reflects impacts from unfavorable customer and product mix.
Selling and administrative expenses (operating expenses) were held to a 1% increase compared to the second quarter of 2024, reflecting our disciplined approach to cost management. While inflationary pressures on wages and ongoing investments in our sales center network contributed to the increase, they were largely offset by our proactive control of variable expenses. As a percentage of net sales, expenses remained well-managed and demonstrated our continued focus on operational efficiency.
Operating income increased $1.2 million compared to the second quarter of 2024. Operating margin was 15.3% in both periods.
Net income increased to $194.3 million compared to $192.4 million in the second quarter of 2024. Earnings per diluted share increased 4% to $5.17 in the second quarter of 2025 compared to $4.99 in the same period of 2024.

Six months ended June 30, 2025 compared to the six months ended June 30, 2024
Net sales declined 1% to $2.86 billion from $2.89 billion in the six months ended June 30, 2024. Gross margin declined 40 basis points to 29.7% from 30.1% in the same period last year. In the first six months of 2024, our gross margin benefited 40 basis points from the non-recurring reversal of $12.6 million for estimated import taxes.
Operating expenses increased 2% to $497.3 million compared to $488.5 million for the same period in 2024. Operating income decreased 8% to $350.2 million compared to $380.2 million in the same period last year. Operating margin was 12.3% compared to 13.2% for the six months ended June 30, 2024.
Net income decreased 9% to $247.8 million compared to $271.3 million in the six months ended June 30, 2024. We recorded a $3.9 million, or $0.10 per diluted share, tax benefit from ASU 2016-09 compared to a $7.8 million, or $0.20 per diluted share, tax benefit in the same period of 2024.
Earnings per diluted share decreased 7% to $6.57 compared to $7.03 in the same period of 2024. Without the impact from ASU 2016-09 in both periods, earnings per diluted share was $6.47 compared to $6.83 in the first six months of 2024.
Balance Sheet and Liquidity
Our inventory balance was $1.3 billion at June 30, 2025, an increase of $34.6 million, or 3%, from June 30, 2024, as our team has focused on expanding our product offerings and ensuring that our customers have access to the products they need during their busiest time of the year. Total debt outstanding increased $113.4 million to $1.2 billion at June 30, 2025, primarily to fund open market share repurchases of $156.4 million in the first six months of 2025.
Net cash used in operations was $1.5 million in the first six months of 2025 compared to net cash provided by operations of $172.1 million in the first six months of 2024. Since the beginning of the year, we made a federal tax payment of $68.5 million, which was deferred from 2024, and invested $29.4 million in inventory.
Outlook
“We delivered solid results in the second quarter of 2025 through disciplined execution despite a constrained market environment. Our employees remain focused and resilient, and I’m proud of how the POOLCORP team continues to perform in a dynamic environment. Based on our second quarter performance and outlook for the remainder of the year, we are updating our full-year earnings guidance to $10.80 to $11.30, including our year-to-date ASU 2016-09 tax benefit of $0.10. Looking ahead, we remain confident in the strength of the outdoor living industry and believe our scale, disciplined approach, and customer-first mindset position us to deliver long-term value for our shareholders,” said Arvan.
Non-GAAP Financial Measures
This press release contains certain non-GAAP measures (adjusted EBITDA and adjusted diluted EPS). See the addendum to this release for definitions of our non-GAAP measures and reconciliations of our non-GAAP measures to GAAP measures.
About Pool Corporation
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. As of June 30, 2025, POOLCORP operated 451 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 products to roughly 125,000 wholesale customers. For more information, please visit www.poolcorp.com.

Forward-Looking Statements
This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should,” “will,” “may,” “outlook,” and other words and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions; changes in economic conditions, consumer discretionary spending, the housing market, inflation or interest rates; our ability to maintain favorable relationships with suppliers and manufacturers; competition from other leisure product alternatives or mass merchants; our ability to continue to execute our growth strategies; changes in the regulatory environment; new or additional taxes, duties or tariffs; excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2024 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP’s subsequent filings with the SEC.

Kristin S. Byars
Director, Investor Relations and Finance
985.801.5153
kristin.byars@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales	$1,784,530	$1,769,784	$2,856,056	$2,890,594
Cost of sales	1,249,369	1,239,643	2,008,526	2,021,894
Gross profit	535,161	530,141	847,530	868,700
Percent	30.0%	30.0%	29.7%	30.1%

Selling and administrative expenses	262,491	258,660	497,323	488,499
Operating income	272,670	271,481	350,207	380,201
Percent	15.3%	15.3%	12.3%	13.2%

Interest and other non-operating expenses, net	12,219	14,044	23,381	27,463
Income before income taxes and equity in earnings	260,451	257,437	326,826	352,738
Provision for income taxes	66,180	65,058	79,064	81,531
Equity in earnings of unconsolidated investments, net	(13)	60	41	117
Net income	$194,258	$192,439	$247,803	$271,324

Earnings per share attributable to common stockholders: (1)
Basic	$5.19	$5.02	$6.60	$7.07
Diluted	$5.17	$4.99	$6.57	$7.03
Weighted average common shares outstanding:
Basic	37,271	38,124	37,365	38,164
Diluted	37,407	38,325	37,520	38,399

Cash dividends declared per common share	$1.25	$1.20	$2.45	$2.30

(1)    Earnings per share under the two-class method is calculated using net income attributable to common stockholders (net income reduced by earnings allocated to participating securities), which was $193.3 million and $191.4 million for the three months ended June 30, 2025 and June 30, 2024, respectively, and $246.6 million and $269.9 million for the six months ended June 30, 2025 and June 30, 2024, respectively. Participating securities excluded from weighted average common shares outstanding were 186,000 and 208,000 for the three months ended June 30, 2025 and June 30, 2024, respectively, and 185,000 and 206,000 for the six months ended June 30, 2025 and June 30, 2024, respectively.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2025	2024	$	%

Assets
Current assets:
Cash and cash equivalents	$83,669	$96,894	$(13,225)	(14)%
Receivables, net (1)	172,028	169,849	2,179	1
Receivables pledged under receivables facility	404,776	407,680	(2,904)	(1)
Product inventories, net (2)	1,330,221	1,295,600	34,621	3
Prepaid expenses and other current assets	42,281	35,789	6,492	18
Total current assets	2,032,975	2,005,812	27,163	1

Property and equipment, net	258,188	241,871	16,317	7
Goodwill	700,476	699,686	790	—
Other intangible assets, net	286,810	294,684	(7,874)	(3)
Equity interest investments	1,494	1,399	95	7
Operating lease assets	315,434	313,840	1,594	1
Other assets	76,579	83,622	(7,043)	(8)
Total assets	$3,671,956	$3,640,914	$31,042	1%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$529,316	$515,645	$13,671	3%
Accrued expenses and other current liabilities	160,833	152,978	7,855	5
Short-term borrowings and current portion of long-term debt	17,386	44,726	(27,340)	(61)
Current operating lease liabilities	100,439	94,024	6,415	7
Total current liabilities	807,974	807,373	601	—

Deferred income taxes	79,138	67,595	11,543	17
Long-term debt, net	1,212,533	1,071,827	140,706	13
Other long-term liabilities	50,177	44,135	6,042	14
Non-current operating lease liabilities	223,016	226,315	(3,299)	(1)
Total liabilities	2,372,838	2,217,245	155,593	7
Total stockholders’ equity	1,299,118	1,423,669	(124,551)	(9)
Total liabilities and stockholders’ equity	$3,671,956	$3,640,914	$31,042	1%

(1)The allowance for doubtful accounts was $8.3 million at June 30, 2025 and $9.4 million at June 30, 2024.
(2)The inventory reserve was $27.7 million at June 30, 2025 and $25.0 million at June 30, 2024.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2025	2024	Change
Operating activities
Net income	$247,803	$271,324	$(23,521)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	19,804	17,591	2,213
Amortization	4,312	4,201	111
Share-based compensation	12,950	10,344	2,606
Equity in earnings of unconsolidated investments, net	(41)	(117)	76
Other	(942)	(1,246)	304
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(254,322)	(232,647)	(21,675)
Product inventories	(29,375)	66,975	(96,350)
Prepaid expenses and other assets	53,440	38,231	15,209
Accounts payable	315	6,166	(5,851)
Accrued expenses and other liabilities	(55,488)	(8,720)	(46,768)
Net cash (used in) provided by operating activities	(1,544)	172,102	(173,646)

Investing activities
Acquisition of businesses, net of cash acquired	—	(4,435)	4,435
Purchases of property and equipment, net of sale proceeds	(27,390)	(34,928)	7,538
Other investments, net	(1,073)	1,018	(2,091)
Net cash used in investing activities	(28,463)	(38,345)	9,882

Financing activities
Proceeds from revolving line of credit	1,117,100	756,300	360,800
Payments on revolving line of credit	(956,900)	(830,400)	(126,500)
Payments on term loan under credit facility	(12,500)	(12,500)	—
Proceeds from asset-backed financing	323,200	467,000	(143,800)
Payments on asset-backed financing	(177,200)	(324,000)	146,800
Payments on term facility	(19,937)	—	(19,937)
Proceeds from short-term borrowings and current portion of long-term debt	17,112	8,085	9,027
Payments on short-term borrowings and current portion of long-term debt	(11,699)	(1,562)	(10,137)
Proceeds from stock issued under share-based compensation plans	6,780	9,826	(3,046)
Payments of cash dividends	(92,163)	(88,287)	(3,876)
Repurchases of common stock	(160,648)	(84,496)	(76,152)
Net cash provided by (used in) financing activities	33,145	(100,034)	133,179
Effect of exchange rate changes on cash and cash equivalents	2,669	(3,369)	6,038
Change in cash and cash equivalents	5,807	30,354	(24,547)
Cash and cash equivalents at beginning of period	77,862	66,540	11,322
Cash and cash equivalents at end of period	$83,669	$96,894	$(13,225)

ADDENDUM

Base Business

When calculating our base business results, we exclude for a period of 15 months sales centers that are acquired, opened in new markets or closed. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
We have not provided separate base business income statements within this press release as our base business results for the three and six-month periods ended June 30, 2025 closely approximated our consolidated results, and acquisitions and sales centers excluded from base business contributed less than 1% to the change in our reported net sales.
The table below summarizes the changes in our sales center count in the first six months of 2025.

December 31, 2024	448
New locations	4
Closed location	(1)
June 30, 2025	451

Reconciliation of Non-GAAP Financial Measures

The non-GAAP measures described below should be considered in the context of all of our other disclosures in this press release.

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other impairments and equity in earnings or loss of unconsolidated investments.  Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

Adjusted EBITDA is not a measure of performance as determined by generally accepted accounting principles (GAAP). We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.

We have included Adjusted EBITDA as a supplemental disclosure because management uses it to monitor our performance, and we believe that it is widely used by our investors, industry analysts and others as a useful supplemental performance measure. We believe that Adjusted EBITDA, when viewed with our GAAP results and the accompanying reconciliations, provides an additional measure that enables management and investors to monitor factors and trends affecting our ability to service debt, pay taxes and fund capital expenditures.
The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2025	2024	2025	2024
Net income	$194,258	$192,439	$247,803	$271,324
Adjustments to increase (decrease) net income:
Interest and other non-operating expenses (1)	12,803	13,996	24,009	27,254
Provision for income taxes	66,180	65,058	79,064	81,531
Share-based compensation	6,895	5,016	12,950	10,344
Equity in earnings of unconsolidated investments, net	13	(60)	(41)	(117)
Depreciation	9,964	8,931	19,804	17,591
Amortization (2)	1,963	1,958	3,925	3,891
Adjusted EBITDA	$292,076	$287,338	$387,514	$411,818
(1)Shown net of (gains) losses on foreign currency transactions of $(584) and $48 for the three months ended June 30, 2025 and June 30, 2024, respectively, and $(628) and $209 for the six months ended June 30, 2025 and June 30, 2024, respectively.
(2)Excludes amortization of deferred financing costs of $202 and $155 for the three months ended June 30, 2025 and June 30, 2024, respectively, and $387 and $310 for the six months ended June 30, 2025 and June 30, 2024, respectively. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

Adjusted Diluted EPS

We have included adjusted diluted EPS, a non-GAAP financial measure, in this press release as a supplemental disclosure, because we believe this measure is useful to management, investors and others in assessing our period-to-period operating performance.

Adjusted diluted EPS is a key measure used by management to demonstrate the impact of tax benefits from ASU 2016-09 on our diluted EPS and to provide investors and others with additional information about our potential future operating performance to supplement GAAP measures.

We believe this measure should be considered in addition to, not as a substitute for, diluted EPS presented in accordance with GAAP, and in the context of our other disclosures in this press release. Other companies may calculate this non-GAAP financial measure differently than we do, which may limit its usefulness as a comparative measure.
The table below presents a reconciliation of diluted EPS to adjusted diluted EPS.

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Diluted EPS	$5.17	$4.99	$6.57	$7.03
ASU 2016-09 tax benefit	—	(0.01)	(0.10)	(0.20)
Adjusted diluted EPS	$5.17	$4.98	$6.47	$6.83